Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Marriott International, Inc. and in the related Prospectuses of our reports dated February 12, 2009, with respect to the consolidated financial statements of Marriott International, Inc., and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended January 2, 2009.

1. Form S-3 ASR No. 333-155447

2. Form S-8 No. 333-125216

3. Form S-8 No. 333-55350

4. Form S-8 No. 333-36388

5. Form S-8 No. 333-48407

/s/ Ernst & Young LLP

McLean, Virginia

February 12, 2009

Exhibit 23

1